As filed with the Securities and Exchange Commission on September 25, 2019.

Registration Statement No. 333 - 233811

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AKAZOO S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Akazoo S.A.	Lewis W. Dickey, Jr.
96 Kensington High Street W8 4SG, London, UK +44 20 7221 2000 (Address and telephone number of Registrant’s principal executive offices)	3414 Peachtree Road, Suite 480 Atlanta, GA 30326 Tel: (404) 443-1182 (Name, address and telephone number of agent for service)

Copies to:
Mark L. Hanson, Esq. Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 Tel: (404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

PRELIMINARY PROSPECTUS

Subject to completion, dated September 25, 2019

Up to 6,514,773 Ordinary Shares,

Up to 4,740,768 Warrants to Purchase Ordinary Shares at an Exercise Price of $9.20 per Ordinary Share and

Up to 4,740,768 Ordinary Shares Issuable upon Exercise of the Warrants

Offered by the Selling Securityholders of

AKAZOO S.A.

This prospectus relates to the resale from time to time of up to 6,514,773 ordinary shares of Akazoo S.A. (the “Company”), par value €0.01 per share (the “Outstanding Ordinary Shares”), up to 4,740,768 warrants to purchase ordinary shares of the Company at an exercise price of $9.20 per ordinary share (the “Warrants”) and up to 4,740,768 ordinary shares of the Company issuable upon exercise of the Warrants (the “Issuable Ordinary Shares” and, together with the Outstanding Ordinary Shares, the “Ordinary Shares”).

The selling securityholders named in this prospectus, or their respective donees, pledgees, transferees, distributees, designees or other successors in interest (collectively, the “Selling Securityholders”), may sell, in one or more offerings pursuant to this prospectus, these Ordinary Shares and Warrants from time to time on or off the Nasdaq Capital Market (“Nasdaq”) in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.

Information on the Selling Securityholders and the times and manners in which they may offer and sell the Ordinary Shares and Warrants are described under the sections entitled “Selling Securityholders” and “Plan of Distribution” in this prospectus.

The Company will not receive any of the proceeds from the sale of Ordinary Shares or Warrants but could receive up to approximately $43,615,065 from the exercise of the Warrants if the Warrants are exercised for cash by the holders thereof. The Company intends to use any proceeds received from the exercise of the Warrants for working capital and other general corporate purposes. The Company, however, cannot assure you that any of the Warrants will be exercised.

The Ordinary Shares are currently traded on Nasdaq under the symbol “SONG.” We do not expect the Warrants to be traded on any national securities exchange.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2019.

-i-

ABOUT THIS PROSPECTUS

On September 11, 2019, Akazoo S.A., a Luxembourg public limited company (société anonyme) (“Akazoo,” “we,” “us,” “our” and the “Company”), completed a series of transactions (the “Business Combination”) that combined the businesses and assets of Modern Media Acquisition Corp. (“MMAC”) and Akazoo Limited (“Old Akazoo”) pursuant to a Business Transaction Agreement, dated as of January 24, 2019 (as amended from time to time, the “Business Transaction Agreement”). Immediately following the Business Combination, the Company completed a private placement offering pursuant to which certain private investors purchased Ordinary Shares and Warrants for cash. In addition, in connection with the completion of the Business Combination and private placement offering, the Company issued Ordinary Shares to certain entities in satisfaction of certain amounts owed by Modern Media Acquisition Corp.

This prospectus is part of a registration statement on Form F-3 that the Company filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell in one or more offerings pursuant to this registration statement any combination of the securities described in this prospectus. The Selling Securityholders may use the shelf registration statement to sell up to up to an aggregate of 6,514,773 Ordinary Shares and 4,740,768 Warrants that were previously acquired by the Selling Securityholders from the Company. This prospectus also relates to the issuance by the Company of up to 4,740,768 Ordinary Shares issuable upon exercise of the Warrants.

The Company will not receive any proceeds from the sale of Ordinary Shares or Warrants to be offered by the Selling Securityholders pursuant to this prospectus, but the Company will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The Company will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of Ordinary Shares and Warrants pursuant to this prospectus. To the extent required, the Company and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither the Company nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Securityholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and, if applicable, the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” beginning on page 5 and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus before making an investment in our securities.

The Company

Akazoo S.A., a Luxembourg public limited company (société anonyme) (formerly known as Modern Media Acquisition Corp. S.A.), was incorporated on February 6, 2019 with our registered office at 19 Rue de Bitbourg, 1273 Luxembourg.

On September 11, 2019, the parties to the Business Transaction Agreement completed the Business Combination, which combined the assets and businesses of MMAC and Old Akazoo into the Company, with the Company continuing as a publicly traded entity. The Business Combination resulted in (1) stockholders of MMAC, equityholders of Old Akazoo, certain other equity investors and certain creditors of MMAC together holding all of the outstanding Ordinary Shares, warrants to purchase Ordinary Shares at an exercise price of $11.50 and warrants to purchase Ordinary Shares at an exercise price of $9.20 and (2) Old Akazoo becoming a wholly owned subsidiary of Akazoo.

Immediately following the completion of the Business Combination, we completed a private placement offering of Ordinary Shares and Warrants to certain private investors that raised an aggregate of approximately $40.6 million.

Our principal operational office is located at 96 Kensington High Street, W8 4SG, London, United Kingdom, and our telephone number is +44 20 7221 2000. Our website is www.akazoo.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

Nasdaq Listing

The Ordinary Shares are listed on Nasdaq under the symbol “SONG”. We currently do not plan to apply to list the Warrants on any national securities exchange.

The Securities the Selling Securityholders May Offer

The Selling Securityholders may sell, in one or more offerings pursuant to this prospectus, up to the number of Ordinary Shares and Warrants listed on the cover page of this prospectus, which Ordinary Shares and Warrants were previously acquired by the Selling Securityholders from the Company. We will not receive any of the proceeds from the sale of Ordinary Shares or Warrants by the Selling Securityholders.

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THE OFFERING

The following summary of the offering contains basic information about the offering, our Ordinary Shares and the Warrants and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Ordinary Shares and Warrants, please refer to the section of this prospectus entitled “Description of Securities.”

Maximum number of Ordinary Shares Offered by the Selling Securityholders	6,514,773 Ordinary Shares

Maximum number of Warrants Offered by the Selling Securityholders	4,740,768 Warrants

Shares issuable upon exercise or conversion of Warrants Offered by the Selling Securityholders	4,740,768 Issuable Ordinary Shares underlying Warrants

Ordinary Shares Issued and Outstanding	49,635,191 ordinary shares

Use of Proceeds	All Ordinary Shares and Warrants sold pursuant to this prospectus will be sold by the Selling Securityholders. We will not receive any of the proceeds from such sales. However, we could receive up to approximately $43,615,065 from the exercise for cash of the Warrants for Issuable Ordinary Shares. We intend to use any proceeds received from the exercise of the Warrants for working capital and other general corporate purposes. We cannot assure you that any of the Warrants will be exercised.

Nasdasq Capital Market Trading Symbol for Ordinary Shares	“SONG”

Risk Factors	An investment in our Ordinary Shares and Warrants involves certain risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements, including statements about our financial conditions, results of operations, earnings outlook and prospects. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in our public filings made with the Commission and the following:

•	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities, and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to maintain access to content and manage license relationships, and to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	the concentration of voting power among our major securityholders who have substantial control over our ordinary shares;

•	the limited liquidity and trading of our securities;

•	geopolitical risk and changes in applicable laws or regulations in our varying markets;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	financial performance;

•	operational risk;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

•	fluctuations in exchange rates between the foreign currencies in which we typically do business and the Euro.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in Item 3.D. of our Shell Company Report on Form 20-F, filed with the Commission on September 17, 2019, which are incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the section of this prospectus entitled “Where You Can Find Additional Information— Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

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USE OF PROCEEDS

We will not receive any proceeds from sales of our Ordinary Shares or Warrants by the Selling Securityholders. However, we could receive up to approximately $43,615,065 from the exercise for cash of the Warrants for the Issuable Ordinary Shares that are presently offered under this prospectus if such Warrants are exercised by the holders thereof. We intend to use any proceeds received from the exercise of the Warrants for working capital and other general corporate purposes. We cannot assure you that any of the Warrants will be exercised.

CAPITALIZATION

The material presented in Item 3.B. of our Shell Company Report on Form 20-F, filed with the Commission on September 17, 2019 is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We were incorporated as a Luxembourg public company on February 6, 2019 with an issued share capital of €30,000, represented by 3,000,000 Ordinary Shares. All shares were fully paid and subscribed for. Until the consummation of the Business Combination, we did not have any authorized capital.

On September 2, the Akazoo shareholders resolved, in connection with the Business Combination, that the 3,000,000 Ordinary Shares outstanding would be cancelled and our share capital would be reduced by €30,000 effective as of the Business Combination. Subsequently, in connection with the Business Combination, our share capital was increased to provide for issuances of Ordinary Shares to equityholders of MMAC and Old Akazoo in the Business Combination. Subsequently, in connection with the private placement offering and the transactions contemplated thereby, a delegate of the Akazoo Board of Directors increased our share capital. After such increases, and the repurchase of 2,600,000 Ordinary Shares discussed below, our share capital was €496,351.91. Ordinary Shares and Warrants sold in the private placement offering were sold as part of Akazoo Units, which were sold to certain private investors at a price of $8.00 per Unit. Ordinary Shares were also issued in connection with the private placement offering to certain creditors of MMAC in lieu of cash payment by Akazoo of amounts owed to them. Such Ordinary Shares were issued to those creditors at a rate of $8.00 of amounts payable per Ordinary Share. Furthermore, in connection with the Business Combination and the private placement offering, Akazoo repurchased an aggregate of 2,600,000 Ordinary Shares from certain securityholders of Akazoo and such Ordinary Shares were cancelled by the resolutions of the delegate of the Akazoo Board of Directors.

As of September 24, 2019, our issued share capital amounted to €496,352.10, represented by ordinary shares with a nominal value of € 0.01 per share. All issued shares are fully paid and subscribed for. A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his or her or its shareholder status, for additional payments to us or our creditors.

We currently have €9,926,107.67 of authorized capital, represented by 992,610,767 ordinary shares with a nominal value of € 0.01 per share. Authority to issue share capital from our authorized capital will expire on September 2, 2024.

As of September 24, 2019, we held no ordinary shares as treasury shares.

As of September 24, 2019, Akazoo Public Warrants to purchase 10,349,997 Ordinary Shares at an exercise price of $11.50 were issued and outstanding.

As of September 24, 2019, Warrants to purchase 7,320,000 Ordinary Shares at an exercise price of $9.20 were issued and outstanding.

Description of Akazoo Articles of Association.

The material presented in Item 10.B. of our Shell Company Report on Form 20-F, filed with the Commission on September 17, 2019, is incorporated herein by reference.

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Description of Akazoo Ordinary Shares

The material presented in our joint proxy statement/prospectus on Form F-4 filed with the Commission on August 14, 2019 under the headings “Description of PubCo Share Capital, Warrants and Articles of Association – Issuance of Ordinary Shares and Preemptive Rights,” “– Repurchase of Ordinary Shares,” “– Form and Transfer of Ordinary Shares,” “– Liquidation Rights and Dissolution,” “– Voting Rights,” and “– Dividend Rights” are incorporated herein by reference.

Description of Akazoo Warrants

Akazoo is registering Warrants to purchase 4,740,768 Ordinary Shares. Each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $9.20 per share, subject to adjustment as discussed below, pursuant to the terms of the applicable warrant agreement. The Warrants will expire at 5:00 p.m., New York City time, five years after issuance or earlier upon Akazoo’s redemption or liquidation.

If Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Akazoo may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Akazoo so elects, Akazoo will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the Ordinary Shares issuable upon exercise of the Warrants under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, Akazoo may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and

•	if, and only if, the last reported closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which Akazoo sends the notice of redemption to the Warrant holders.

Akazoo will not redeem the Warrants unless an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period, except if the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Akazoo has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and Akazoo issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $9.20 Warrant exercise price after the redemption notice is issued.

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If Akazoo calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” management will consider, among other factors, its cash position, the number of Warrants that are outstanding and the dilutive effect on holders of Ordinary Shares of issuing the maximum number of Ordinary Shares issuable upon the exercise of the Warrants. If management takes advantage of this option, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last closing price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. Akazoo believes this feature is an attractive option to it if Akazoo does not need the cash from the exercise of the Warrants.

A holder of a Warrant may notify Akazoo in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a capitalization or stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Akazoo, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such shares, other than: (i) as described above or (ii) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by the board of directors in good faith) of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of Akazoo with or into another corporation (other than a consolidation or merger in which Akazoo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Akazoo as an entirety or substantially as an entirety in connection with which Akazoo is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, (i) if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the completion of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of the Ordinary Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant.

The Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Akazoo. The warrant agreement will provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but will require the approval of the holders of at least 65% of the then-outstanding public Warrants to make any change that adversely affects the interests of the registered holders of the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Akazoo, for the number of Warrants being exercised. The Warrant holders will not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

TAX

The material presented in Item 10.E. of our Shell Company Report on Form 20-F, filed with the Commission on September 17, 2019, is incorporated herein by reference.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Akazoo is a public limited liability company (société anonyme or S.A.) organized under the laws of the Grand Duchy of Luxembourg. Most of the members of the board of directors, its senior management and the experts named in this prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon these individuals or upon Akazoo or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Akazoo in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and penalty clauses and similar clauses on damages or liquidated damages are allowed to the extent that they provide for a reasonable level of damages and the courts of Luxembourg have the right to reduce or increase the amount thereof if it is unreasonably high or low.

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As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to compliance with the enforcement procedures (exequatur). The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include that as of the date of this proxy statement/prospectus (which may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•	the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court has applied to the dispute the substantive law that would have been applied by Luxembourg courts. Based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court;

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court has acted in accordance with its own procedural laws; and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude a la loi). It cannot be excluded that awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages, would not be recognized by Luxembourg courts). Ordinarily an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages such punitive damages may be considered as a penalty.

In addition, actions brought in a Luxembourg court against Akazoo or the members of the board of directors, its other officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts do generally not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German.

There exists no published case law in Luxembourg in relation to the recognition of limited recourse provisions by which a party agrees to limit its recourse against the other party to the assets available at any given point in time with such other party and there exists no published case law in Luxembourg in relation to the recognition of foreign law governed subordination provisions whereby a party agrees to subordinate its claims of another party. If a Luxembourg court had to analyze the enforceability of such provisions, it is likely that it would consider the position taken by Belgian and Luxembourg legal scholars according to which limited recourse provisions are enforceable against the parties thereto but not against third parties.

A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled.

For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of the board of directors and other senior management and the experts named in this prospectus. In addition, even if a judgment against Akazoo, the non-U.S. members of its board of directors, senior management, or the experts named in this proxy statement/prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

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PLAN OF DISTRIBUTION

The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Ordinary Shares and Warrants held by them, including on any stock exchange, quotation service, market or other trading facility on which our Ordinary Shares and Warrants are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares, Warrants or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of common shares at a stipulated price per share;

•	a distribution by way of a dividend or otherwise to existing securityholders of such Selling Securityholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares or Warrants owned by them and, if such Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares or Warrants, as applicable from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Securityholders to include the donees, pledgees, transferees, distributees, designees or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares or Warrants, as applicable, in other circumstances, in which case the donees, pledgees, transferees, distributees, designees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Ordinary Shares or Warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Ordinary Shares or Warrants in the course of hedging the positions that they assume. The Selling Securityholders may also sell Ordinary Shares or Warrants short and deliver these securities to close out its short positions, or loan or pledge Ordinary Shares or Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares or Warrants offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to each Selling Securityholder from the sale of Ordinary Shares or Warrants, as applicable, offered by it will be the purchase price of the Ordinary Shares or Warrants, as applicable, shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares or Warrants to be made directly or through agents. We will not receive any of the proceeds from these sales.

The Selling Securityholders also may resell all or a portion of the Ordinary Shares or Warrants, as applicable, in open market transactions in reliance upon Rule 144 under the Securities Act, if available, provided that such Selling Securityholder meets the criteria and conforms to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of Ordinary Shares, Warrants or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit that it earns on any resale of the Ordinary Shares or Warrants may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone who is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act may be subject to certain statutory liabilities as underwriters under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares and Warrants may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states Ordinary Shares and Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have informed the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares and Warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying any applicable prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary Shares and Warrants against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the Selling Securityholders will sell any or all of Ordinary Shares or Warrants covered by this prospectus.

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SELLING SECURITYHOLDERS

This prospectus relates to the proposed sale from time to time of up to 6,514,773 of our Ordinary Shares and 4,740,768 Warrants issued to the Selling Securityholders named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Securityholders to offer these Ordinary Shares and Warrants, as applicable, for resale or transfer from time to time as set forth above in “Plan of Distribution”.

The following table sets forth certain information regarding the Selling Securityholders and their beneficial ownership of our Ordinary Shares and Warrants. The table is based upon information provided by the Selling Securityholders. The table assumes that all the Ordinary Shares and Warrants being offered by the Selling Securityholders pursuant to this prospectus are ultimately sold in the offering. The Selling Securityholders may sell some, all or none of their Ordinary Shares or Warrants covered by this prospectus, and as a result the actual number of Ordinary Shares or Warrants that will be held by the Selling Securityholders upon termination of the offering may exceed the minimum number set forth in the table. Unless otherwise noted below, the address of each Selling Securityholder is C/O Akazoo S.A., 96 Kensington High Street, W8 4SG, London, UK. Unless otherwise noted below all beneficial ownership reflected in the following table is direct beneficial ownership.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Offering	Percentage of Ordinary Shares Ownership Prior to the Offering (1)	Warrants Beneficially Owned Prior to the Offering	Percentage of Warrant Ownership Prior to the Offering (2)	Total Ordinary Shares Offered Hereby	Ordinary Shares Beneficially Owned Following the Offering	Percentage of Ordinary Shares Ownership Following the Offering (1)	Total Warrants Offered Hereby	Warrants Beneficially Owned Following the Offering	Percentage of Warrants Ownership Following the Offering (2)
Fund MAGO Multi Asset Global Opportunities (3)	1,250,000	2.5	—	—	250,000	1,000,000	2.0	—	—	—
Martin Sprock	1,166,250	2.2	1,500,000	20.5	1,101,250	65,000	*	1,500,000	—	—
Delta Offshore Master II Ltd. (4)	800,000	1.6	822,813	11.3	800,000	—	—	822,813	—	—
Levit Family Revocable Trust (5)	465,000	*	413,688	5.7	465,000	—	—	413,688	—	—
Walter W Buckley III (6)	465,000	*	750,000	10.3	465,000	—	—	750,000	—	—
Ursula Capital Partners LP (7)	465,000	*	188,000	2.6	465,000	—	—	188,000	—	—
M Kingdon Offshore Master Fund LP (8)	310,000	*	209,125	2.9	310,000	—	—	209,125	—	—
David E Campbell and Michelle A Campbell (9)	210,000	*	150,000	2.1	210,000	—	—	150,000	—	—
James C Faulkner	155,000	*	—	—	155,000	—	—	—	—	—
Michael A Klump	155,000	*	104,560	1.4	155,000	—	—	104,560	—	—
Paul R P Izlar	155,000	*	—	—	155,000	—	—	—	—	—
Spirit Foundation (10)	155,000	*	104,563	1.4	155,000	—	—	104,563	—	—
Trifecta Streaming, LLC (11)	155,000	*	—	—	155,000	—	—	—	—	—
Michael C Bateman	108,500	*	—	—	108,500	—	—	—	—	—
Carter Davidson Pope Revocable Trust (12)	77,500	*	—	—	77,500	—	—	—	—	—
Costa D'Oro Limited Partnership (13)	77,500	*	52,281	*	77,500	—	—	52,281	—	—
IRA FBO Read M Northen Jr Pershing LLC as Custodian (14)	77,500	*	—	—	77,500	—	—	—	—	—
Sage Financial, LLLP (15)	77,500	*	—	—	77,500	—	—	—	—	—
Thomas Calcote	77,500	*	—	—	77,500	—	—	—	—	—
Tim J Mahler	77,500	*	50,000	*	77,500	—	—	50,000	—	—
WCG Ventures, LLC (16)	77,500	*	—	—	77,500	—	—	—	—	—
John P White (17)	63,750	*	26,141	*	38,750	25,000	*	26,141	—	—
Blair Faulstich (18)	63,750	*	26,141	*	38,750	25,000	*	26,141	—	—
George Brokaw (19)	63,750	*	26,141	*	38,750	25,000	*	26,141	—	—
Kevin Wagner	62,000	*	41,825	*	62,000	—	—	41,825	—	—
RSN Holdings 6 LLC (20)	62,000	*	—	—	62,000	—	—	—	—	—
William B Drewry (21)	53,750	*	38,750	*	38,750	15,000	*	38,750	—	—
Evertrans SA (22)	46,500	*	31,369	*	46,500	—	—	31,369	—	—
John Russell and Nicole Allen (23)	46,500	*	—	—	46,500	—	—	—	—	—
GJR II LLC (24)	41,850	*	28,232	*	41,850	—	—	28,232	—	—
Alexander S Reese Trust (25)	38,750	*	26,141	*	38,750	—	—	26,141	—	—
Intracoastal Capital LLC (26)	38,750	*	26,141	*	38,750	—	—	26,141	—	—
John Christopher Burch	38,750	*	—	—	38,750	—	—	—	—	—
John R Reese	38,750	*	26,141	*	38,750	—	—	26,141	—	—
JONGO LLC (27)	38,750	*	—	—	38,750	—	—	—	—	—
Matthew Paige	38,750	*	26,141	*	38,750	—	—	26,141	—	—

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Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Offering	Percentage of Ordinary Shares Ownership Prior to the Offering (1)	Warrants Beneficially Owned Prior to the Offering	Percentage of Warrant Ownership Prior to the Offering (2)	Total Ordinary Shares Offered Hereby	Ordinary Shares Beneficially Owned Following the Offering	Percentage of Ordinary Shares Ownership Following the Offering (1)	Total Warrants Offered Hereby	Warrants Beneficially Owned Following the Offering	Percentage of Warrants Ownership Following the Offering (2)
Ronald A Schiavone 2010 Irrevocable Trust fbo James A Pirtle and his descendants u/a/d 12/15/10 (28)	38,750	*	—	—	38,750	—	—	—	—	—
Swann Ridge Properties, LLC (29)	38,750	*	—	—	38,750	—	—	—	—	—
Roslyn Ridge, LP (30)	37,200	*	—	—	37,200	—	—	—	—	—
Brandon L Jones	31,000	*	20,913	*	31,000	—	—	20,913	—	—
John E Zamer	31,000	*	20,913	*	31,000	—	—	20,913	—	—
Tower Trust (31)	31,000	*	20,913	*	31,000	—	—	20,913	—	—
Joseph M Ferguson III	19,220	*	—	—	19,220	—	—	—	—	—
Rachel R Eidelman 2012 Family Trust (32)	18,600	*	—	—	18,600	—	—	—	—	—
Alexander B Waugh	15,500	*	—	—	15,500	—	—	—	—	—
Alfred William Lutter III	15,500	*	10,456	*	15,500	—	—	10,456	—	—
David W Unger	15,500	*	—	—	15,500	—	—	—	—	—
Eleanor A Hohman and David M Hohman (33)	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Greg D Kennedy	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Jeffrey A Miehe	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Justin Ferrero	15,500	*	—	—	15,500	—	—	—	—	—
Keith C Wagner	15,500	*	—	—	15,500	—	—	—	—	—
Kirk Drucker	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Michael Kerkorian	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Monica Teplis	15,500	*	25,000	*	15,500	—	—	25,000	—	—
Scott S Texeira	15,500	*	10,456	*	15,500	—	—	10,456	—	—
Steven Dark	15,500	*	—	—	15,500	—	—	—	—	—
Todd and Sally LaRocca (34)	15,500	*	—	—	15,500	—	—	—	—	—
Tri Drucker	15,500	*	10,456	*	15,500	—	—	10,456	—	—
John Squire Junger	15,004	*	—	—	15,004	—	—	—	—	—
Louis Teplis	75,000	*	—	—	15,000	60,000	*	—	—	—
Nishi Patel and Mitesh Bhatt (35)	4,999	*	—	—	4,999	—	—	—	—	—
Craig Addeo	4,650	*	3,137	*	4,650	—	—	3,137	—	—
Vikram Doshetty	3,875	*	2,614	*	3,875	—	—	2,614	—	—
Debra Fowler Trust (36)	18,750	*	—	—	3,750	15,000	*	—	—	—
Virginia Dadey	10,000	*	—	—	2,000	8,000	*	—	—	—
Lawrence W Cummings	9,375	*	—	—	1,875	7,500	*	—	—	—
Brian Lusink	5,000	*	—	—	1,000	4,000	*	—	—	—
MSSB C F Kimberly Lusink IRA (37)	2,500	*	—	—	500	2,000	*	—	—	—
Roland Sims Pritchett	2,500	*	—	—	500	2,000	*	—	—	—

_________________

*	Less than 1%

(1)	Based on an aggregate of 49,635,210 Ordinary Shares outstanding.

(2)	Based on an aggregate of 7,320,000 Warrants outstanding.

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(3)	Based on information provided by the Selling Securityholder, voting and investment power over the Ordinary Shares beneficially owned by Fund MAGO Multi Asset Global Opportunities (the “Fund”) is held by Pictet Asset Management S.A., the Fund's management company. The Fund’s and Pictet Asset Management S.A.’s address is Via Moscova 3, Milano, Italy.

(4)	Based on information provided by the Selling Securityholder, Remy W. Trafelet is the Managing Member of Trafelet Capital Management LP, which serves as the Investment Manager of Delta Offshore Master II, Ltd. Mr. Trafelet and Trafelet Capital Management LP may be deemed to beneficially own the Ordinary Shares and Warrants held by Delta Offshore Master II, Ltd. The address of Delta Offshore Master II Ltd. is 420 Park Avenue, Suite 1720, New York, NY 10022.

(5)	Based on information provided by the Selling Securityholder, Carson Levit is the trustee of the Carson Levit Family Revocable Trust (the “Levit Trust”) and may be deemed to beneficially own the Ordinary Shares and Warrants held by the Levit Trust.

(6)	Consists of Ordinary Shares and Warrants held directly by Walter W. Buckley, III and those that may be deemed to be beneficially owned by Walter W. Buckley, III by virtue of his roles in Spirit Foundation, as discussed in Note 10 below.

(7)	Based on information provided by the Selling Securityholder, Dan Englander is the Managing Partner of Ursula Capital Partners, LLC, which is the general partner of Ursula Capital Partners LP (“Ursula”). Mr. Englander has sole voting control and investment discretion over the Ordinary Shares and Warrants held by Ursula and therefore may be deemed to beneficially own the Ordinary Shares and Warrants held by Ursula. The address of Ursula is 135 Crossways Park Drive, Suite 402, Woodbury, NY 11797.

(8)	Based on information provided by the Selling Securityholder, Mark E. Kingdon holds the voting and investment power over securities held by M. Kingdon Offshore Master Fund LP (the “Kingdon Fund”). Mr. Kingdon may be deemed to beneficially own the Ordinary Shares and Warrants held by the Kingdon Fund. The address of the Kingdon Fund is c/o Kingdon Capital Management, LLC, 152 W. 57th Street, 50th Floor, New York, NY 10019.

(9)	Consists of Ordinary Shares and Warrants beneficially owned and held jointly with right of survivorship by David E. Campbell and Michelle A. Campbell who are, jointly, Selling Securityholders in this offering.

(10)	Based on information provided by the Selling Securityholder, Walter W. Buckley III, is the Chairman and Chief Executive Officer of Spirit Foundation and Mr. Buckley may be deemed to beneficially own the Ordinary Shares and Warrants held by Spirit Foundation. The address of Spirit Foundation is 555 E. Lancaster Avenue, Suite 640, Radnor, PA 19087.

(11)	Based on information provided by the Selling Securityholder, Chris Graham is the Manager of Trifecta Streaming, LLC. Mr. Graham may be deemed to beneficially own the Ordinary Shares held by Trifecta Streaming, LLC. The address of Trifecta Streaming, LLC is 75 14th Street NE #2710, Atlanta, GA 30309.

(12)	Based on information provided by the Selling Securityholder, Carter Pope is the trustee of the Carter Davidson Pope Revocable Trust (the “Pope Trust”) and may be deemed to beneficially own the Ordinary Shares held by the Pope Trust.

(13)	Based on information provided by the Selling Securityholder, David Pecker is the General Partner of Costa D’Oro Limited Partnership. Mr. Pecker may be deemed to beneficially own the Ordinary Shares and Warrants held by Costa D’Oro Limited Partnership. The address of Costa D’Oro Limited Partnership is 27 Boulder Brook Road, Greenwich, CT 06830.

(14)	Based on information provided by the Selling Securityholder, Read M. Northen, Jr. exercises voting and investment power over the Ordinary Shares held by IRA FBO Read M Northen Jr Pershing LLC as Custodian and may be deemed to beneficially own the Ordinary Shares held by IRA FBO Read M Northen Jr Pershing LLC.

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(15)	Based on information provided by the Selling Securityholder, Allen S. Hardin, Jr. is the General Partner of Sage Financial, LLLP (“Sage”). Mr. Hardin may be deemed to beneficially own the Ordinary Shares held by Sage. The address of Sage is 1380 West Paces Ferry Road, Suite 1180, Atlanta, GA 30327.

(16)	Based on information provided by the Selling Securityholder, W. Clay Grubb is the Manager of WCG Ventures, LLC. Mr. Grubb may be deemed to beneficially own the Ordinary Shares held by WCG Ventures, LLC. The address of WCG Ventures, LLC is 4601 Park Avenue, Suite 450, Charlotte, NC 28209.

(17)	John White previously served as a board member of Modern Media Acquisition Corp., the predecessor entity to the Company.

(18)	Blair Faulstich previously served as a board member of Modern Media Acquisition Corp., the predecessor entity to the Company.

(19)	George Brokaw previously served as a board member of Modern Media Acquisition Corp., the predecessor entity to the Company.

(20)	Based on information provided by the Selling Securityholder, George Nakhle is the sole member and managing member of RSN Holdings 6 LLC and holds full voting and investment power over the Ordinary Shares. Mr. Nakhle may be deemed to beneficially own the Ordinary Shares held by RSN Holdings 6 LLC. RSN Holdings 6 LLC’s address is 17830 Englewood Dr, Suite 14, Middleburg Heights, OH 44130.

(21)	William B. Drewry previously served as Chief Financial Officer of Modern Media Acquisition Corp., the predecessor entity to the Company.

(22)	Based on information provided by the Selling Securityholder, Danielle Schroeder, Georgios Koutsoukos and Antoine Hientgen, as directors of Evertrans S.A., jointly exercise voting power and investment power over securities held by Evertrans S.A. and may be deemed to beneficially own the Ordinary Shares and Warrants held by Evertrans S.A. The address of Evertrans S.A. is 21, boulevard de la Petrusse, L-2320 Luxembourg, Luxembourg.

(23)	Consists of Ordinary Shares beneficially owned and held jointly with right of survivorship by John Russell and Nicole Allen who are, jointly, Selling Securityholders in this offering.

(24)	Based on information provided by the Selling Securityholder, Gunnar S. Overstrom III is the sole managing member of GJR II LLC (“GJR”) and holds full voting and investment power over the Ordinary Shares and Warrants. Mr. Overstrom may be deemed to beneficially own the Ordinary Shares and Warrants held by GJR. GJR’s address is 10 Gracie Square, Apt. 12A, New York, NY 10028.

(25)	Based on information provided by the Selling Securityholder, Alexander S. Reese is the trustee of the Alexander S Reese Trust (the “Reese Trust”) and may be deemed to beneficially own the Ordinary Shares and Warrants held by the Reese Trust.

(26)	Based on information provided by the Selling Securityholder, Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Instracoastal”), have shared voting control and investment discretion over the Ordinary Shares and Warrants beneficially owned by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to beneficially own the Ordinary Shares and Warrants held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483.

(27)	Based on information provided by the Selling Securityholder, Jonathan Goldman is the sole managing member of JONGO, LLC (“JONGO”) and holds full voting and investment power over the Ordinary Shares. Mr. Goldman may be deemed to beneficially own the Ordinary Shares held by JONGO. JONGO’s address is 2645 Howell Mill Road, Atlanta, GA 30327.

(28)	Based on information provided by the Selling Securityholder, James A. Pirtle is the trustee of the Ronald A Schiavone 2010 Irrevocable Trust (the “Schiavone Trust”) and may be deemed to beneficially own the Ordinary Shares held by the Schiavone Trust.

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(29)	Based on information provided by the Selling Securityholder, Thomas M. Pearce, Jr. may be deemed to beneficially own the Ordinary Shares held by Swann Ridge Properties, LLC by virtue of his ownership of Equity Trust Corporation, which directly owns 100% of the equity of Swann Ridge Properties, LLC. The address of Swann Ridge Properties, LLC is 1776 Peachtree St, NW, Suite 500 South, Atlanta, GA 30305.

(30)	Based on information provided by the Selling Securityholder, Henry Jones is the General Partner of Roslyn Ridge, LP. Mr. Jones may be deemed to beneficially own the Ordinary Shares held by Roslyn Ridge, LP. The address of Roslyn Ridge, LP is 545 Chateau Drive, Atlanta, GA 30305.

(31)	Based on information provided by the Selling Securityholder, Kenneth Ramberg is the trustee of Tower Trust and may be deemed to beneficially own the Ordinary Shares and Warrants held by Tower Trust. The address of Tower Trust is 190 Falcon Road, Aspen, CO 81611.

(32)	Based on information provided by the Selling Securityholder, David Eidelman is the trustee of the Rachel R Eidelman 2012 Family Trust (the “Eidelman Trust”) and may be deemed to beneficially own the Ordinary Shares held by the Eidelman Trust.

(33)	Consists of Ordinary Shares and Warrants beneficially owned and held jointly with right of survivorship by Eleanor A Hohman and David M Hohman who are, jointly, Selling Securityholders in this offering.

(34)	Consists of Ordinary Shares beneficially owned and held jointly by Todd LaRocca and Sally LaRocca who are, jointly, Selling Securityholders in this offering.

(35)	Consists of Ordinary Shares beneficially owned and held jointly with right of survivorship by Nishi Patel and Mitesh Bhatt who are, jointly, Selling Securityholders in this offering.

(36)	Based on information provided by the Selling Securityholder, Debra Fowler is the trustee of Debra Fowler Trust and may be deemed to beneficially own the Ordinary Shares held by Debra Fowler Trust. The address of Debra Fowler Trust is 3060 Peachtree Road NW, Suite 225, Atlanta, GA 30305.

(37)	Based on information provided by the Selling Securityholder, Kimberly Lusink, as account owner, exercises voting and investment power over the shares held by MSSB C F Kimberly Lusink IRA (the “Lusink IRA”), which is the record holder of the Ordinary Shares. The address of the Lusink IRS is c/o Morgan Stanley, 3280 Peachtree Road NE Suite 1600, Atlanta, GA 30305.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$12,257.06
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Miscellaneous	$5,000
Total	$77,257.06

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Arendt & Medernach SA, Luxembourg counsel to Akazoo.

EXPERTS

The audited financial statements of Old Akazoo and its subsidiaries as of December 31, 2018, 2017 and 2016 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, 2017 and 2016 are incorporated by reference to such financial statements filed by Akazoo with the Commission on a Shell Company Report on Form 20-F on September 17, 2019. Such financial statements have been audited by Crowe U.K. LLP, an independent registered public accounting firm as stated in their report appearing in the financial statements and is incorporated by reference upon reliance of the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MMAC as of March 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows, for the years ended March 31, 2019, 2018 and 2017 are incorporated by reference to such financial statements filed by Akazoo with the Commission on a Shell Company Report on Report on Form 20-F on September 17, 2019. Such financial statements have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report appearing in the financial statements and are incorporated by reference upon reliance of the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Commission Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

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We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

•	Our Shell Company Report on Form 20-F filed with the Commission on September 17, 2019.

•	Our Report on Form 6-K filed with the Commission on September 11, 2019.

•	The description of Ordinary Shares contained in our registration statement on Form F-4 (File No. 333-229613), including any subsequent amendments or reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus by writing or telephoning us at the following address:

Akazoo S.A.

Attn: Corporate Secretary

96 Kensington High Street,

W8 4SG, London, United Kingdom

Tel: +44 20 7221 2000

Information Provided by the Company

We maintain an internet website at https://www.akazoo.com/. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to Securityholders. While we furnish proxy statements to Securityholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements may not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Akazoo’s articles of association provide that directors and officers, past and present, will be entitled to indemnification from Akazoo to the fullest extent permitted by Luxemburg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to Akazoo’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in Akazoo’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.

Furthermore, the directors and officers of Akazoo have entered into, or will enter into, indemnification agreements with Akazoo. Under such agreements, the directors and officers will be entitled to indemnification from Akazoo to the fullest extent permitted by Luxemburg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof.

Luxembourg law permits Akazoo to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Akazoo or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Akazoo, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between Akazoo and any of its current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against Akazoo’s assets in Luxembourg.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by the undertakings below is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)            That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)            That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) — (g) Not applicable.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) - (k) Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on September 25, 2019.

AKAZOO S.A.

By:	/s/ Apostolos N. Zervos
Apostolos N. Zervos

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 25, 2019.

	Signature	Title

	/s/ Apostolos Zervos	Chief Executive Officer and Director
	Apostolos Zervos	(Principal Executive Officer)

	/s/ Pierre Schreuder	Chief Financial Officer
	Pierre Schreuder	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board of Directors
Lewis W. Dickey, Jr.

	*	Director
Maja Lapcevic

	*	Director
Athan Stephanopoulos

	*	Director
David Roche

	*	Director
Alexander Macridis

	*	Director
Panagiotis Dimitropoulos

*By	/s/ Apostolos Zervos
Apostolos Zervos, Attorney in Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Atlanta, State of Georgia, on September 25, 2019.

By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman of the Board of Directors

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Association of Akazoo S.A.(1)

4.1	Form of $11.50 Warrant Agreement(2)

4.2	Form of $9.20 Warrant Agreement(3)

5.1	Opinion of Arendt & Medernach SA as to Validity of Ordinary Shares and Warrants of Akazoo S.A.*

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Crowe U.K. LLP

23.3	Consent of Arendt & Medernach SA (included in Exhibit 5.1)*

24.1	Power of Attorney*

*	Previously filed.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-K, filed with the Commission on September 11, 2019.

(2)	Incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the Commission on September 11, 2019.

(3)	Incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the Commission on September 11, 2019.

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